Exhibit 4.2

BP Capital Markets p.l.c.,

Company

AND

BP p.l.c.,

Guarantor

TO

The Bank of New York Trust Company, N.A.,

Trustee

Fifth Supplemental Indenture

Dated as December 18, 2007

Supplement to Indenture Dated as of March 8, 2002

Floating Rate Guaranteed Extendible Notes

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE, dated as of December 18, 2007, among BP Capital Markets p.l.c., a corporation duly organized and existing under the laws of England and Wales (herein called the “Company”), having its principal office at Chertsey Road, Sunbury on Thames, Middlesex TW16 7BP United Kingdom, and BP p.l.c., a corporation duly organized and existing under the laws of England (herein called the “Guarantor”), having its registered office at 1 St. James’s Square, London SW1Y 4PD, England, and The Bank of New York Trust Company, N.A., a national banking association having its Corporate Trust Office at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 (successor to JPMorgan Chase Bank), as Trustee (herein called the “Trustee”) under the Base Indenture (as hereinafter defined).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Guarantor have heretofore executed and delivered to the Trustee the Indenture, dated as of March 8, 2002 (herein called the “Base Indenture”), providing for the issuance from time to time of one or more series of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and in the Base Indenture called the “Securities”), the forms and terms of which are to be determined as set forth in Sections 201 and 301 of the Base Indenture;

WHEREAS, the Company desires to create a series of Securities in an aggregate principal amount of U.S.$2,000,000,000, which shall be designated the Floating Rate Guaranteed Extendible Notes (the “Notes”), and which shall be subject to exchange into subseries of substitute notes in certain circumstances as set forth in the form of the Notes attached hereto as Exhibit A (collectively, such subseries of substitute notes, the “Substitute Notes”);

WHEREAS, all action on the part of the Company necessary to authorize the issuance of the Notes under the Base Indenture and this Fifth Supplemental Indenture has been duly taken; and

WHEREAS, all acts and things necessary to make this Fifth Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

RECITALS OF THE GUARANTOR

WHEREAS, the Guarantor desires to make the Guarantees provided for herein and in the Base Indenture; and

WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid agreement of the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE ONE

CREATION OF THE NOTES

Section 1.1. Designation of Series. Pursuant to the terms hereof and Sections 201 and 301 of the Base Indenture, the Company hereby creates a series of Securities designated as the “Floating Rate Guaranteed Extendible Notes,” which Notes shall be deemed “Securities” for all purposes under the Base Indenture. The Notes shall be subject to exchange into subseries of Substitute Notes in certain circumstances as set forth in the Form of Notes.

Section 1.2. Form of Notes. The form of the Notes shall be substantially as set forth in Exhibit A hereto (the “Form of Notes”), which is incorporated herein and made part hereof. The Notes shall bear interest, be payable and have such other terms, including extension provisions, as are stated in said Form of Notes and in the Base Indenture, as supplemented by this Fifth Supplemental Indenture. The Stated Maturity of the Notes shall be as is stated in said Form of Notes and in the Base Indenture, as supplemented by this Fifth Supplemental Indenture.

Section 1.3. Form of Substitute Notes. The form of the Substitute Notes shall be substantially as set forth in Exhibit B to the Form of Notes (the “Form of Substitute Notes”). The Substitute Notes shall bear interest, be payable and have such other terms as are stated in said Form of Substitute Notes and in the Base Indenture, as supplemented by this Fifth Supplemental Indenture. The Stated Maturity of the Substitute Notes shall be as is stated in said Form of Substitute Notes and in the Base Indenture, as supplemented by this Fifth Supplemental Indenture.

Section 1.4. Limit on Amount of Series. The Notes and the Substitute Notes shall not exceed U.S.$2,000,000,000 in aggregate principal amount Outstanding under the Base Indenture at any time, except as otherwise provided in the last paragraph of Section 301 of the Base Indenture. The Notes and the Substitute Notes may, upon the execution and delivery of this Fifth Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes and any Substitute Notes upon the delivery of a Company Order and such other documents as shall be required by the Base Indenture.

Section 1.5. Redemption. The Notes and the Substitute Notes shall not be redeemable prior to Stated Maturity, except: (i) the Notes and the Substitute Notes may be redeemed pursuant to Section 1108 of the Base Indenture; and (ii) pursuant to the terms of the Substitute Notes, the Company may elect to redeem the principal amount of the Substitute Notes, at any time and from time to time, in whole or in part, at 100.20% of the principal amount to be so redeemed, together with any unpaid interest accrued thereon up to, but excluding, the applicable Redemption Date (the “Redemption Price”).

Section 1.6. No Sinking Fund. No sinking fund will be provided with respect to the Notes.

Section 1.7. Notes and Substitute Notes Not Convertible or Exchangeable. Except as set forth in the terms of the Notes attached hereto as Exhibit A, the Notes and Substitute Notes will not be convertible or exchangeable for other securities or property.

Section 1.8. Issuance of Notes and Substitute Notes; Selection of Depositary. The Notes and any Substitute Notes shall be issued as Global Securities in registered form, without coupons. The initial Depositary for the Notes and any Substitute Notes shall be The Depository Trust Company.

ARTICLE TWO

MISCELLANEOUS

Section 2.1. Execution as Supplemental Indenture. This Fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this Fifth Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Base Indenture.

Section 2.2. Responsibility for Recitals, Etc. The recitals herein shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.

Section 2.3. Provisions Binding on Company’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Fifth Supplemental Indenture shall bind the Company’s successors and assigns whether so expressed or not. All the covenants, stipulations, promises and agreements of the Guarantor contained in this Fifth Supplemental Indenture shall bind the Guarantor’s successors and assigns whether so expressed or not.

Section 2.4. New York Contract. This Fifth Supplemental Indenture, each Note, any Substitute Notes and the Guarantees shall be governed by and construed in accordance with the laws of the state of New York, except that the authorization and execution of this Fifth Supplemental Indenture, each Note, any Substitute Notes and the Guarantees shall be governed by the laws of the respective jurisdictions of organization of the Company and the Guarantor.

Section 2.5. Amendment to Section 114 of the Base Indenture. Section 114 of the Base Indenture is amended to read as follows (amended language is underlined):

The Company agrees that any legal suit, action or proceeding arising out of or based upon the Indenture or the Securities may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York,

United States of America, waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Company has designated and appointed CT Corporation System (or any successor corporation) as the Company’s authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at 111 Eighth Avenue, New York, New York 10011 (or at such other address in the Borough of Manhattan, The City of New York, as the Company may designate by written notice to the Guarantor and the Trustee), and written notice of said service to the Company, mailed or delivered to it, at Chertsey Road, Sunbury on Thames, Middlesex TW16 7BP, England, attention of the Secretary (until another address is filed by the Company with the Trustee), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company, whether or not the Company shall then be doing, or at any time shall have done, business within the State of New York, and any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service. Said designation and appointment shall be irrevocable until the Indenture shall have been satisfied and discharged in accordance with Article Four. The Company agrees to take all action as may be necessary to continue the designation and appointment of CT Corporation System or any successor corporation in full force and effect so that the Company shall at all times have an agent for service of process for the above purposes in the Borough of Manhattan, The City of New York, New York, United States of America.

The Guarantor agrees that any legal suit, action or proceeding arising out of or based upon the Indenture or the Guarantees may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Guarantor has designated and appointed CT Corporation System (or any successor corporation) as the Guarantor’s authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at 111 Eighth Avenue, New York, New York 10011 (or at such other address in the Borough of Manhattan, The City of New York, as the Guarantor may designate by written notice to the Company and the Trustee), and written notice of said service to the Guarantor, mailed or delivered to it, at 1 St. James’s Square, London SW1Y 4PD, England, attention of the Secretary (until another address is filed by the Guarantor with the Trustee), shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Guarantor, whether or not the Guarantor shall then be doing, or at any time shall have done, business within the State of New York, and any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service. Said designation and appointment shall be irrevocable until the Indenture shall have been satisfied and discharged in accordance with Article Four. The Guarantor agrees to take all action as may be necessary to continue the designation and appointment of CT Corporation System or any successor corporation in full force and effect so that the Guarantor shall at all times have an agent for service of process for the above purposes in the Borough of Manhattan, The City of New York, New York, United States of America.

Section 2.6. Execution and Counterparts. This Fifth Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

Section 2.7. Capitalized Terms. Capitalized terms not otherwise defined in this Fifth Supplemental Indenture shall have the respective meanings assigned to them in the Base Indenture.

IN WITNESS WHEREOF, the Company and the Trustee hereto have caused this Fifth Supplemental Indenture to be duly executed, and the Guarantor has caused this Fifth Supplemental Indenture to be signed on its behalf by Patrick Halpin, its duly appointed attorney, all as of the day and year first above written.

BP CAPITAL MARKETS p.l.c.

By:	/s/ Patrick Halpin
Name:	Patrick Halpin
Title:	Authorised signatory

Attest:

By:	/s/ Eleanor Fisher
Name:	Eleanor Fisher
Title:	Legal Advisor

BP p.l.c.

By:	/s/ Patrick Halpin
Name:	Patrick Halpin
Title:	Authorised signatory

THE BANK OF NEW YORK TRUST COMPANY, N.A. AS TRUSTEE

By:	/s/ Benita A. Vaughn
Name:	Benita A. Vaughn
Title:	Vice President

Attest:

By:	/s/ Janice Ott Rotunno
Name:	Janice Ott Rotunno
Title:	Vice President

EXHIBIT A

FORM OF NOTES

Face of Security

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

BP CAPITAL MARKETS P.L.C.

FLOATING RATE GUARANTEED EXTENDIBLE NOTE

No.	$

CUSIP NO. 05565Q AM0

BP CAPITAL MARKETS P.L.C., a corporation duly organized and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                                          ($                ) on the Stated Maturity (as defined on the reverse of this Security), and to pay interest thereon from December 18, 2007 (the “Original Issue Date”) or from and including the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly on the 11th calendar day of each March, June, September and December, commencing March 11, 2008 and finally at the Stated Maturity (each, an “Interest Payment Date”), at the rate of interest per annum (i) for the initial Interest Period (as defined below) equal to the three-month LIBOR rate (as determined by the Calculation Agent pursuant to the provisions set forth on the reverse of this Security) on December 14, 2007 plus 0.1% and (ii) thereafter, for each other Interest Period equal to the three-month LIBOR rate (as determined by the Calculation Agent pursuant to the provisions set forth on the reverse of this Security) on the Interest Determination Date (as defined on the reverse of this Security) plus the Spread (as defined on the reverse of this Security), until the principal hereof is paid or made available for payment. The period beginning on the Original Issue Date and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date is herein called an “Interest Period”. If any Interest Payment Date (other than the Stated Maturity or a Redemption Date) falls on a day which is not a Business Day (as defined below) such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if such next succeeding Business Day is in the next calendar month, such Interest Payment Date shall be the Business Day which precedes that day. If the Stated Maturity shall not be a Business Day, payment of the principal of, and interest due on that date shall be made on the immediately preceding Business Day, and interest will accrue to but excluding that immediately preceding Business Day. A “Business Day” means any day that is not a Saturday or Sunday and that, in the City of New York, New York, is not a day on which banking institutions generally are authorized or obliged by law or executive order to close and is also a London Business Day (as defined on the reverse of this Security). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be one Business Day immediately preceding each respective Interest Payment Date. However, interest payable on the Stated Maturity or a Redemption Date of this Security will be paid to the same Person to whom the principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company is incorporated, shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company of principal of or interest on a Security of this series, then the Company will pay to the Holder of a Security of this series such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security who, with respect to any such tax, assessment or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such

Holder is entitled; provided, however, that the Company shall not be required to make any payment of additional amounts (1) for or on account of any such tax, assessment or governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein or (2) for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security of this series (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Securities of this series;

(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Security of this series (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(e) any tax, assessment or other governmental charge which such Holder would have been able to avoid by presenting such Security to another Paying Agent;

(f) any tax, assessment or other governmental charge which is imposed on a payment pursuant to the European Union Directive approved on June 3, 2003, regarding taxation of, and information exchange member states of the European Union with respect to, interest income or any law implementing such directive; or

(g) any combination of items (a), (b), (c), (d), (e) and (f) above; nor shall additional amounts be paid with respect to any payment of the principal of, or any interest on, any Security of such series to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of such Security.

The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Company is organized, or any political subdivision or taxing authority thereof or therein.

Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: December 18, 2007

BP CAPITAL MARKETS P.L.C.

By
Director

Attest:

Director

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

The Bank of New York Trust Company, N.A., as Trustee

By
Authorized Signatory

Reverse of Security

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 8, 2002 (herein called the “Base Indenture”), among the Company, as Issuer, BP p.l.c., as Guarantor (herein called the “Guarantor”), and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture) (such Base Indenture as supplemented by the Fifth Supplemental Indenture, dated as of December 18, 2007, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited to $2,000,000,000 in aggregate principal amount.

Except as provided in the next succeeding sentence, the Stated Maturity will be the Initial Maturity Date (as defined below). A Holder of this Security may elect to extend the maturity of all of the principal amount of this Security or any portion of this Security having a principal amount of $100,000 or any integral multiple of $1,000 in excess thereof, during the Extension Notice Period (as defined below) relating to each Election Date (as defined below), in which case the maturity of such principal amount of this Security shall be extended to the date occurring 366 calendar days from and including the 11th calendar day of the next succeeding month following such Election Date (or, if such date is not a Business Day, the immediately preceding Business Day). In no event will the Stated Maturity of this Security be extended beyond the Final Maturity Date (as defined below).

To make an election to extend the Stated Maturity of this Security effective on any Election Date, a Holder must deliver a notice of election during the Extension Notice Period for that Election Date, such notice to be substantially in the form entitled “Notice of Election to Extend Maturity” attached as Exhibit A hereto, duly completed (a “Notice of Election”), and in the event of an election to extend the maturity of only a portion of the principal amount of this Security, a Holder must deliver this Security. The Extension Notice Period for each Election Date will begin on the fifth Business Day prior to the Election Date and will end at the close of business, New York City time, on the Election Date (the “Extension Notice Period”). If the Election Date is not a Business Day, the Extension Notice Period will be extended to the Business Day next following the Election Date. A Notice of Election must be delivered to the Trustee on or after the first day of the Extension Notice Period and no later than the close of business, New York City time, on the last Business Day in the Extension Notice Period relating to the applicable Election Date. Upon delivery to the Trustee of a Notice of Election to extend the Stated Maturity of this Security or any portion thereof during any Extension Notice Period, that Notice of Election will be revocable during each day of such Extension Notice Period, until 12:00 noon, New York City time, on the last Business Day in the Extension Notice Period relating to the applicable Election Date, at which time such Notice of Election will become irrevocable.

If on any Election Date, a Holder of this Security does not make a timely and proper election to extend the Stated Maturity of all or any portion of the principal amount of this Security, the principal amount of this Security for which no such election has been made will be due and payable at the Stated Maturity. The principal amount of this Security for which no election to extend the Stated Maturity has been made on any Election Date will be represented by a non-extendible substitute security deemed to be issued as of such Election Date, substantially in the form of Exhibit B hereto (a “Substitute Note”), and Schedule A hereto shall be annotated as of such Election Date to reflect the corresponding decrease in the principal amount. If a Holder of this Security elects to extend the Stated Maturity of only a portion of this Security, the principal amount of the Substitute Note must be in a denomination of $100,000 or any integral multiple of $1,000 in excess thereof. Interest on the Substitute Note shall accrue from and including the last Interest Payment Date on the related original Security. The Company and the Trustee shall deem this Security canceled as to any portion of the principal amount for which a duly completed Notice of Election and, if applicable, this Security, are not delivered to the Trustee within the Extension Notice Period for any Election Date, except with respect to the entitlement of any interest thereon that is in arrears as of such Election Date.

A Holder’s failure to elect to extend the Stated Maturity of all or any portion of this Security will be irrevocable and will be binding upon any subsequent Holder of this Security.

“Election Date” means the 11th calendar day of each March, June, September and December, beginning March 11, 2008, through and including December 11, 2011, whether or not such day is a Business Day.

“Final Maturity Date” means December 10, 2012 or, if such date is not a Business Day, the immediately preceding Business Day.

“Initial Maturity Date” means January 9, 2009 or, if such date is not a Business Day, the immediately preceding Business Day.

“Stated Maturity” shall mean the Initial Maturity Date; provided, however, that the Stated Maturity will be any later date to which the maturity of this Security (or any portion hereof as provided for above) has previously been extended.

The rate at which interest shall accrue on the unpaid principal amount of this Security for each Interest Period shall be the relevant Interest Rate (as defined below) for that Interest Period and payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Such interest shall accrue on the basis of the actual number of days in each Interest Period and a year of 360 days.

This Security will accrue interest for each Interest Period at a per annum rate, subject to a maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application (the “Interest Rate”). For the initial Interest Period, the Interest Rate in effect will be LIBOR (as defined below), as determined by the Calculation Agent on December 14, 2007, plus 0.1%. Thereafter, the Interest Rate for each other Interest Period will be LIBOR, as determined by the Calculation Agent on the Interest Determination Date, plus the Spread. The Interest Rate will be reset quarterly on each Interest Reset Date.

“Calculation Agent” means The Bank of New York Trust Company, N.A., or its successor appointed by the Company, acting as calculation agent for this Security.

“Interest Determination Date” means for a particular Interest Reset Date the second London Business Day preceding such Interest Reset Date.

“Interest Reset Date” means the 11th calendar day of each March, June, September and December, beginning March 11, 2008. In the event any Interest Reset Date is not a Business Day, then the Interest Reset Date will be the next succeeding day which is a Business Day, unless that next succeeding Business Day falls in the next succeeding calendar month, in which case the relevant Interest Reset Date will be the immediately preceding Business Day.

“LIBOR” means for any Interest Period the rate for deposits in U.S. dollars having a maturity of three months commencing on the Interest Reset Date (or the Original Issue Date, if applicable) that appears on the Reuters Page LIBOR01 as of 11:00 A.M., London time, on the preceding Interest Determination Date (or December 14, 2007, if applicable). If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the Interest Reset Date (or the Original Issue Date, if applicable), to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the preceding Interest Determination Date (or December 14, 2007, if applicable) and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date (or December 14, 2007, if applicable) will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date (or December 14, 2007, if applicable) will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on the Interest Determination Date (or December 14, 2007, if applicable) by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date.

“London Business Day” means any weekday on which banking or trust institutions in London are not authorized generally or obligated by law, regulation or executive order to close.

“Reuters Page LIBOR01” means the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

“Spread” means: From the Original Issue Date to but excluding December 11, 2008, 10 basis points; from December 11, 2008, to but excluding December 11, 2009, 12 basis points; from December 11, 2009, to but excluding December 11, 2010, 13 basis points; from December 11, 2010, to but excluding December 11, 2011, 14 basis points; and from December 11, 2011, to but excluding December 10, 2012, 15 basis points.

All calculations made by the Calculation Agent for the purposes of calculating the interest rates on this Security shall be conclusive and binding upon the beneficial owners and Holders of this Security, the Company and the Trustee, absent manifest error.

This Security is not redeemable prior to Stated Maturity, except pursuant to Section 1108 of the Indenture. The date specified for the Securities of this series, for purposes of said Section 1108, is December 18, 2007.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor, or both, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to Section 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture provides that the Company and the Guarantor, at the Guarantor’s option, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company or the Guarantor deposits, in trust, with the Trustee money or Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of (and premium, if any) and interest on the Securities on the dates such payments are due in accordance with the terms of such Securities and Guarantees, and certain other conditions are satisfied.

Except in the limited circumstances described in Section 305 of the Indenture, the Securities of this series shall be issued in the form of one or more Global Securities and The Depository Trust Company shall be the Depositary for such Global Security or Securities. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution of this Security shall be governed by the laws of the jurisdiction of organization of the Company.

Guarantee of BP P.L.C.

For value received, BP p.l.c., a corporation duly organized and existing under the laws of England and Wales (herein called the “Guarantor”, which term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee referred to in such Indenture due and prompt payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of BP CAPITAL MARKETS P.L.C., a corporation duly organized and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor corporation under such Indenture) punctually to make any such principal, premium or interest payment, the Guarantor hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

The Guarantor hereby further agrees, subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Guarantor is incorporated, shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Guarantor under this Guarantee, the Guarantor will pay to the Holder of such Security such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security who, with respect to any such tax, assessment or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled; provided, however, that the Guarantor shall not be required to make any payment of additional amounts (1) for or on account of any such tax, assessment or governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein or (2) for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of such Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, such Security;

(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of such Security (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(e) any tax, assessment or other governmental charge which such Holder would have been able to avoid by presenting such Security to another Paying Agent;

(f) any tax, assessment or other governmental charge which is imposed on a payment pursuant to the European Union Directive approved on June 3, 2003, regarding taxation of, and information exchange member states of the European Union with respect to, interest income or any law implementing such directive; or

(g) any combination of items (a), (b), (c), (d), (e) and (f) above; nor shall additional amounts be paid with respect to any payment of the principal of, or any interest on, such Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of such Security.

The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Guarantor is organized, or any political subdivision or taxing authority thereof or therein.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or such Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security or the interest rate thereon or impose or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of (and premium, if any) and interest on such Security. This is a guarantee of payment and not of collection.

The Guarantor further agrees that this Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment by the Company of the principal of (and premium, if any) or interest on such Security, in whole or in part, is rescinded or must otherwise be returned by any Holder upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

The Guarantor shall be subrogated to all rights of the Holder of such Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities of the same series issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any) and interest on the Security upon which this Guarantee is endorsed at the times, place and rate, and in the coin or currency prescribed therein.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution of the Guarantee shall be governed by the laws of the jurisdiction of organization of the Guarantor.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be signed manually or in facsimile by a person duly authorized in that behalf.

BP P.L.C.

AUTHORIZED SIGNATORY

Attest:

Dated the date on the face hereof.

Schedule A

The initial aggregate principal amount of the Security to which this Schedule is attached is $                                . The notations on the following table evidence decreases in the aggregate principal amount of such Security.

Date of Decrease	Decreases in Principal Amount of Security	Principal Amount of Security Remaining After Such Decrease	Notation by Security Registrar

EXHIBIT A

NOTICE OF ELECTION TO EXTEND MATURITY

The undersigned hereby elects to extend the maturity of its Floating Rate Guaranteed Extendible Note of B.P. Capital Markets p.l.c. (the “Note”) (or the portion thereof specified below) with the effect provided in said Note by surrendering said Note to The Bank of New York Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Services, or such other address of which the Company shall from time to time notify the Holders of the Notes in the event of an election to extend the maturity of only a portion of the principal amount of said Note, together with this form of “Notice of Election to Extend Maturity” duly completed by the Holder of said Note.

If the option to extend the maturity of less than the entire principal amount of said Note is elected, specify the portion of said Note (which shall be $100,000 or an integral multiple of $1,000 in excess thereof) as to which the Holder elects to extend the maturity: $            ; and specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess thereof) of the Substitute Notes (as defined in the Notes) to be issued to the Holder for the portion of said Note as to which the option to extend the maturity is not being elected (in the absence of any such specification one such Substitute Note will be issued for the portion as to which the option to extend maturity is not being made): $            .

Capitalized terms used herein and not defined herein will have the meanings ascribed to them in said Note.

Dated:

NOTICE: The signature on this Notice of Election to Extend Maturity must correspond with the name as written upon the face of the Note in every particular, without alteration or enlargement or any change whatever.

A-1

EXHIBIT B

FORM OF SUBSTITUTE NOTE

Face of Security

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

BP CAPITAL MARKETS P.L.C.

FLOATING RATE GUARANTEED NOTE

No. [•]	$[principal amount]

CUSIP NO. [cusip no]

BP CAPITAL MARKETS P.L.C., a corporation duly organized and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [principal amount in words] ($[principal amount in figures]) on the Stated Maturity (as defined on the reverse of this Security), and to pay interest thereon from and including the Interest Accrual Date (as defined on the reverse of this Security) or from and including the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly on the 11th calendar day of each March, June, September and December, and finally at the Stated Maturity (each, an “Interest Payment Date”), commencing on the Interest Payment Date next succeeding the Interest Accrual Date, at the rate of interest per annum for each Interest Period (as defined below) equal to Three-Month LIBOR (as determined by the Calculation Agent pursuant to the provisions set forth on the reverse of this Security) on the Interest Determination Date (as defined on the reverse of this Security) plus the Spread (as defined on the reverse of this Security), until the principal hereof is paid or made available for payment; provided that the rate of interest per annum for the final Interest Period prior to the Stated Maturity will be One-Month LIBOR (as determined by the Calculation Agent pursuant to provisions set forth on the reverse of this Security) on the relevant Interest Determination Date plus the Spread. The period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date is herein called an “Interest Period”. The final Interest Payment Date for this Security shall be the Stated Maturity. If any Interest Payment Date (other than the Stated Maturity or a Redemption Date) falls on a day which is not a Business Day (as defined below) such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if such next succeeding Business Day is in the next calendar month, such Interest Payment Date shall be the Business Day which precedes that day. If the Stated Maturity shall not be a Business Day, payment of the principal of, and interest due on that date shall be made on the immediately preceding Business Day, and interest will accrue to but excluding that immediately preceding Business Day. A “Business Day” means any day that is not a Saturday or Sunday and that, in the City of New York, New York, is not a day on which banking institutions generally are authorized or obliged by law or executive order to close and is also a London Business Day (as defined on the reverse of this Security). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be one Business Day immediately preceding each respective Interest Payment Date. However, interest payable on the Stated Maturity or a Redemption Date of this Security will be paid to the same Person to whom the principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

If any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company is incorporated, shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company of principal of or interest on a Security of this series, then the Company will pay to the Holder of a Security of this series such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security who, with respect to any such tax, assessment or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such

Holder is entitled; provided, however, that the Company shall not be required to make any payment of additional amounts (1) for or on account of any such tax, assessment or governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein or (2) for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security of this series (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, the Securities of this series;

(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of this Security of this series (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(e) any tax, assessment or other governmental charge which such Holder would have been able to avoid by presenting such Security to another Paying Agent;

(f) any tax, assessment or other governmental charge which is imposed on a payment pursuant to the European Union Directive approved on June 3, 2003, regarding taxation of, and information exchange member states of the European Union with respect to, interest income or any law implementing such directive; or

(g) any combination of items (a), (b), (c), (d), (e) and (f) above; nor shall additional amounts be paid with respect to any payment of the principal of, or any interest on, any Security of such series to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of such Security.

The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Company is organized, or any political subdivision or taxing authority thereof or therein.

Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: [•]

BP CAPITAL MARKETS P.L.C.

By
Director

Attest:

Director

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

The Bank of New York Trust Company, N.A., as Trustee

By
Authorized Signatory

Reverse of Security

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 8, 2002 (herein called the “Base Indenture”), among the Company, as Issuer, BP p.l.c., as Guarantor (herein called the “Guarantor”), and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture) (such Base Indenture as supplemented by the Fifth Supplemental Indenture, dated as of December 18, 2007, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, [initially] limited to $[principal amount] in aggregate principal amount.

The rate at which interest shall accrue on the unpaid principal amount of this Security for each Interest Period shall be the relevant Interest Rate (as defined below) for that Interest Period and payments of interest on this Security will include interest accrued to but excluding the respective Interest Payment Dates. Such interest shall accrue on the basis of the actual number of days in each Interest Period and a year of 360 days.

This Security will accrue interest for each Interest Period at a per annum rate, subject to a maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application (the “Interest Rate”). The Interest Rate for any Interest Period will be Three-Month LIBOR, as determined by the Calculation Agent on the Interest Determination Date, plus the applicable Spread; provided that the Interest Rate for the final Interest Period prior to the Stated Maturity will be One-Month LIBOR, as determined by the Calculation Agent on the final Interest Determination Date, plus the Spread. The Interest Rate will be reset quarterly on each Interest Reset Date.

“Calculation Agent” means The Bank of New York Trust Company, N.A., or its successor appointed by the Company, acting as calculation agent for this Security.

“Interest Accrual Date” means [the most recent Interest Payment Date on the original Security].

“Interest Determination Date” means for a particular Interest Reset Date the second London Business Day preceding such Interest Reset Date.

“Interest Reset Date” means the 11th calendar day of each March, June, September and December, beginning March 11, 2008. In the event any Interest Reset Date is not a Business Day, then the Interest Reset Date will be the next succeeding day which is a Business Day, unless that next succeeding Business Day falls in the next succeeding calendar month, in which case the relevant Interest Reset Date will be the immediately preceding Business Day.

“London Business Day” means any weekday on which banking or trust institutions in London are not authorized generally or obligated by law, regulation or executive order to close.

“One-Month LIBOR” has the same meaning as “Three-Month LIBOR”, except that “One-Month LIBOR” will be determined on the basis of the offered rates for deposits or loans in U.S. dollars having a maturity of one month rather than three months.

“Reuters Page LIBOR01” means the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

“Spread” means: From December 18, 2007, to but excluding December 11, 2008, 10 basis points; from December 11, 2008, to but excluding December 11, 2009, 12 basis points; from December 11, 2009, to but excluding December 11, 2010, 13 basis points; from December 11, 2010, to but excluding December 11, 2011, 14 basis points; and from December 11, 2011, to but excluding December 10, 2012, 15 basis points.

“Stated Maturity” shall mean [date].

“Three-Month LIBOR” means for any Interest Period the rate for deposits in U.S. dollars having a maturity of three months commencing on the Interest Reset Date that appears on the Reuters Page LIBOR01 as of 11:00 A.M., London time, on that Interest Determination Date. If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date.

All calculations made by the Calculation Agent for the purposes of calculating the interest rates on this Security shall be conclusive and binding upon the beneficial owners and Holders of this Security, the Company and the Trustee, absent manifest error.

This Security is not redeemable prior to Stated Maturity, except that: (i) this Security may be redeemed pursuant to Section 1108 of the Indenture; the date specified for the Securities of this series, for purposes of said Section 1108, is December 18, 2007; and (ii) the Company may elect to redeem the principal amount of this Security, at any time and from time to time, in whole or in part, at 100.20% of the principal amount to be so redeemed, together with any unpaid interest accrued thereon up to, but excluding, the applicable Redemption Date (the “Redemption Price”).

In the event that the Company elects to redeem all or any of the principal amount of this Security pursuant to clause (ii) of the preceding paragraph, the Company will give written notice as provided in the Indenture not less than 30 days or more than 60 days before the Redemption Date. The Securities redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor, or both, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to Section 307 of the Indenture), whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture provides that the Company and the Guarantor, at the Guarantor’s option, (a) will be discharged from any and all obligations in respect of the Securities

(except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company or the Guarantor deposits, in trust, with the Trustee money or Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of (and premium, if any) and interest on the Securities on the dates such payments are due in accordance with the terms of such Securities and Guarantees, and certain other conditions are satisfied.

Except in the limited circumstances described in Section 305 of the Indenture, the Securities of this series shall be issued in the form of one or more Global Securities and The Depository Trust Company shall be the Depositary for such Global Security or Securities. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution of this Security shall be governed by the laws of the jurisdiction of organization of the Company.

GUARANTEE OF BP p.l.c.

For value received, BP p.l.c., a corporation duly organized and existing under the laws of England and Wales (herein called the “Guarantor”, which term includes any successor corporation under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee referred to in such Indenture due and prompt payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of BP CAPITAL MARKETS P.L.C., a corporation duly organized and existing under the laws of England and Wales (herein called the “Company”, which term includes any successor corporation under such Indenture) punctually to make any such principal, premium or interest payment, the Guarantor hereby agrees to cause any such payment to be made promptly when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

The Guarantor hereby further agrees, subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Guarantor is incorporated, shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Guarantor under this Guarantee, the Guarantor will pay to the Holder of such Security such additional amounts as may be necessary in order that the net amounts paid to such Holder of such Security who, with respect to any such tax, assessment or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled; provided, however, that the Guarantor shall not be required to make any payment of additional amounts (1) for or on account of any such tax, assessment or governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein or (2) for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of such Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, or any interest on, such Security;

(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of such Security (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirements, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(e) any tax, assessment or other governmental charge which such Holder would have been able to avoid by presenting such Security to another Paying Agent;

(f) any tax, assessment or other governmental charge which is imposed on a payment pursuant to the European Union Directive approved on June 3, 2003, regarding taxation of, and information exchange member states of the European Union with respect to, interest income or any law implementing such directive; or

(g) any combination of items (a), (b), (c), (d), (e) and (f) above; nor shall additional amounts be paid with respect to any payment of the principal of, or any interest on, such Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of such Security.

The foregoing provisions shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Guarantor is organized, or any political subdivision or taxing authority thereof or therein.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or such Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security or the interest rate thereon or impose or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of (and premium, if any) and interest on such Security. This is a guarantee of payment and not of collection.

The Guarantor further agrees that this Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment by the Company of the principal of (and premium, if any) or interest on such Security, in whole or in part, is rescinded or must otherwise be returned by any Holder upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

The Guarantor shall be subrogated to all rights of the Holder of such Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities of the same series issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any) and interest on the Security upon which this Guarantee is endorsed at the times, place and rate, and in the coin or currency prescribed therein.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution of the Guarantee shall be governed by the laws of the jurisdiction of organization of the Guarantor.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be signed manually or in facsimile by a person duly authorized in that behalf.

BP p.l.c.

AUTHORIZED SIGNATORY

Attest:

Dated the date on the face hereof.